                                                                 EXHIBIT 4.2(b)

                      FLOATING RATE GLOBAL MEDIUM-TERM NOTE


         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


REGISTERED             CUSIP No.                     PRINCIPAL OR FACE AMOUNT
No. BFLR                        -------------        $
         ----                                         -------------------------

                         TOYOTA MOTOR CREDIT CORPORATION
                                MEDIUM-TERM NOTE
                                 (Floating Rate)
-------------------------------------------------------------------------------
                * * * [ ] CHECK IF A PRINCIPAL INDEXED NOTE * * *

If this is a Principal Indexed Note, references herein to "principal" shall be deemed to be the face amount hereof, except that the amount payable upon Maturity of this Note shall be determined in accordance with the formula or formulas set forth below or in an attached Addendum hereto.


INTEREST RATE BASIS:     ORIGINAL ISSUE DATE:            STATED MATURITY DATE:


INDEX MATURITY:          INITIAL INTEREST RATE:          INTEREST PAYMENT PERIOD:



SPREAD:                  INITIAL INTEREST RESET DATE:    INTEREST PAYMENT DATES:



SPREAD MULTIPLIER:       INTEREST RATE RESET PERIOD:     INTEREST RESET DATES:



MAXIMUM INTEREST RATE:   MINIMUM INTEREST RATE:          IF INTEREST RATE BASIS IS CMT RATE:



                                                         DESIGNATED CMT MATURITY INDEX:
                                                                      year(s).
                                                         ------------

                                                         DESIGNATED CMT TELERATE PAGE:

                                                         [  ] 7051
                                                         [  ] 7052
                                                         IF 7052:  [  ] WEEK
                                                                   [  ] MONTH




INITIAL REDEMPTION PERCENTAGE:    ANNUAL REDEMPTION PERCENTAGE        OPTIONAL REPAYMENT DATE(S):
                                  REDUCTION:



CALCULATION AGENT:                                                    IF INTEREST RATE BASIS IS LIBOR:
                                                                      INDEX CURRENCY:
                                                                      DESIGNATED LIBOR PAGE:

                                                                      [  ]  Reuters Page:
                                                                      [  ]  Telerate Page:



INTEREST CALCULATION:                                                 DAY COUNT CONVENTION

[  ]Regular Floating Rate                                             [  ]  Actual/360 for the period
    Note                                                                    from            to
                                                                      [  ]  Actual/Actual for the period
[  ]Floating Rate/Fixed                                                     from            to
    Rate                                                              [  ]  30/360 for the period
                                                                            from            to
    Fixed Rate Commencement Date:
    Fixed Interest Rate:
[  ]Inverse Floating Rate
    Note
    Fixed Interest Rate:



ADDENDUM ATTACHED:                                                    ORIGINAL ISSUE DISCOUNT

[  ]     Yes                                                          [  ]  Yes
[  ]     No                                                           [  ]  No
                                                                      Total Amount of OID:
                                                                      Yield to Maturity:
                                                                      Initial Accrual Period:

OTHER PROVISIONS:


         TOYOTA MOTOR CREDIT CORPORATION, a California corporation ("Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of

DOLLARS, or if this is a Principal Indexed Note, the principal amount as determined in accordance with the terms set forth under "Other Provisions" above and/or in the Addendum attached hereto, on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest on the principal or face amount hereof as set forth above, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note," "hereof," "herein," "as specified above" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

         The Company will pay interest monthly, quarterly, semi-annually, annually or such other period as specified above under "Interest Payment Period," on each Interest Payment Date specified above, commencing on the first Interest Payment Date specified above next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (if specified as repayable at the option of the Holder in an attached Addendum) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); PROVIDED, HOWEVER, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date; and PROVIDED FURTHER, unless specified otherwise in an Addendum attached hereto, that if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be the following day that is a Business Day, except that in the case the Interest Rate Basis is LIBOR, as indicated above, if such next Business Day falls in the next calendar month, such Interest Payment Date shall be the next preceding day that is a Business Day. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the Original Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment. If the Maturity falls on a day which is not a Business Day as defined below, the payment due on such Maturity will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest shall accrue with respect to such payment for the period from and after such Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such

Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

         Payment of the principal of and interest on this Note will be made at the Office or Agency of the Company maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and PROVIDED, FURTHER, that AT THE OPTION OF THE COMPANY, the Holder of this Note may be entitled to receive payments of principal of and interest on this Note by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Trustee not less than 15 days prior to the applicable payment date.

         Unless the certificate of authentication hereon has been executed by or on behalf of Bankers Trust Company, the Trustee with respect to the Notes under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         This Note is one of a duly authorized series of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes (the "Notes"). The Notes are issued and to be issued under an Indenture dated as of August 1, 1991 as amended and supplemented by the First Supplemental Indenture dated as of October 1, 1991 (herein called the "Indenture") between the Company, The Chase Manhattan Bank, N.A. and Bankers Trust Company, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder for the Company, the Trustee (as defined below) and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. Bankers Trust Company shall act as Trustee with respect to the Notes (herein called the "Trustee," which term includes any successor Trustee with respect to the Notes under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

         Except as otherwise provided in the Indenture, the Notes will be issued in global form only registered in the name of The Depository Trust Company (the "Depositary") or its nominee. The Notes will not be issued in definitive form, except as otherwise provided in the Indenture, and ownership of the Notes shall be maintained in book entry form by the Depositary for the accounts of participating organizations of the Depositary.

         This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

         If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Company at the applicable Redemption Price (as defined below) together with accrued interest hereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date or such other notice specified in an Addendum attached hereto. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

         Unless otherwise specified in an Addendum attached hereto, this Note is not subject to repayment at the option of the Holder. If this Note shall be repayable at the option of the Holder as specified in an attached addendum hereto, unless otherwise specified in such Addendum, on any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $1,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. If specified as repayable at the option of the Holder in such Addendum, for this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date or such other time as is specified in an Addendum attached hereto. Exercise of such repayment option by the Holder hereof shall be irrevocable.

         The interest rate borne by this Note shall be determined as follows:

                  1. If this Note is designated as a Regular Floating Rate Note above, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; PROVIDED, HOWEVER, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate.

                  2. If this Note is designated as a Floating Rate/Fixed Rate Note above, then, except as described below, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified above; PROVIDED, HOWEVER, that (i) the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate; and (ii) unless specified above, the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to the Maturity shall be the Fixed Interest Rate, if such a rate is specified above, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon the day immediately preceding the Fixed Rate Commencement Date.

                  3. If this Note is designated as an Inverse Floating Rate Note above, then, except as described below, this Note will bear interest equal to the Fixed Interest Rate indicated above minus the rate determined by reference to the applicable Interest Rate Basis shown above (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described above; PROVIDED, HOWEVER, that the interest rate hereon will not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this
         Note is payable shall be reset as of each Interest Rate Reset Date specified above; PROVIDED, HOWEVER, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

                  4. Notwithstanding the foregoing, if this Note is designated above as having an Addendum attached, the Note shall bear interest in accordance with the terms described in such Addendum. If interest on this Note is to be calculated in accordance with the terms of an attached Addendum, unless otherwise specified in such Addendum, commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall be reset as of each Interest Rate Reset Date specified above; PROVIDED, HOWEVER, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date shall be the Initial Interest Rate.

         Except as provided above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined on the applicable Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the most recent Interest Reset Date. Each Interest Rate Basis shall be the rate determined in accordance with the applicable provision below. Unless specified otherwise in an Addendum attached hereto, if any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis specified on the face hereof is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the next preceding Business Day. In addition, if the applicable Interest Rate Basis for this Note is the Treasury Rate and if the Interest Determination Date would otherwise fall on an

Interest Reset Date then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

         Unless otherwise specified above, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified above, if no interest has been paid), to but excluding the related Interest Payment Date; PROVIDED, HOWEVER, that the interest payments on Maturity will include interest accrued to but excluding such Maturity. Unless otherwise specified above, if this Note is calculated on an Actual/360 basis or an Actual/Actual basis (as specified above), the accrued interest for each Interest Calculation Period will be calculated by multiplying (i) the face amount hereof, (ii) the applicable interest rate, and (iii) the actual number of days in the related Interest Calculation Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Note, if any portion of the related Interest Calculation Period falls in a leap year, the product of (i) and (ii) above will be multiplied by the sum of (X) the actual number of days in that portion of such Interest Calculation Period falling in a leap year divided by 366 and
(Y) the actual number of days in that portion of such Interest Calculation Period falling in a non-leap year divided by 365). If this Note is calculated on a 30/360 basis (as specified above), accrued interest for an Interest Calculation Period will be computed on the basis of a 360-day year of twelve 30-day months, irrespective of how many days are actually in such Interest Calculation Period. Unless otherwise specified above and/or in an attached Addendum hereto, if this Note accrues interest on a 30/360 basis, if any Interest Payment Date or the date of Maturity falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. As used herein, "Interest Calculation Period" means with respect to any period, the period from and including the most recent Interest Reset Date (or from and including the Original Issue Date in the case of the first Interest Reset
Date), to but excluding the next succeeding Interest Reset Date for which accrued interest is being calculated. Unless otherwise specified above, interest with respect to Notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in the same manner as if only one of the applicable Interest Rate Bases applied.

         Unless otherwise specified above, the "Interest Determination Date" with respect to the CD Rate, the CMT Rate, the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date; the "Interest Determination Date" with respect to LIBOR shall be the second London Banking Day (as defined below) preceding each Interest Reset Date; the "Interest Determination Date" with respect to the Eleventh District Cost of Funds Rate shall be the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below); the "Interest Determination Date" with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); PROVIDED, HOWEVER, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and PROVIDED, FURTHER, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to such Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

         Unless otherwise specified above, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be. All calculations on this Note shall be made by the Calculation Agent specified above or such successor thereto as is duly appointed by the Company.

         All percentages resulting from any calculation on this Note will be rounded to the nearest one-hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

         As used herein, "Business Day" means:

                  1. for United States Dollar denominated Notes for which LIBOR is not an applicable Interest Rate Basis: any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York (a "New York Business Day");

                  2. for United States Dollar denominated Notes for which LIBOR is an applicable Interest Rate Basis: a day that is both (x) a day on which commercial banks are open for business, including dealings in the designated Index Currency (as defined below) in London (a "London Business Day") and (y) a New York Business Day;

                  3. for non-United States Dollar denominated Notes (other than Notes denominated in euro) for which LIBOR is not an applicable Interest Rate Basis: a day that is both (x) a day other than a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (as defined below) (a "Principal Financial Center Business Day") and (y) a New York Business Day;

                  4. for non-United States Dollar denominated Notes (other than Notes denominated in euro) for which LIBOR is an applicable Interest Rate Basis: a day that is all of:
                           (x) a Principal Financial Center Business Day; (y) a New York Business Day; and (z) a London Business Day;

                  5. for euro denominated Notes for which LIBOR is not an applicable Interest Rate Basis: a day that is both
                           (x) a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System is open (a "TARGET Business Day"); and (y) a New York Business Day; and

                  6. for euro denominated Notes for which LIBOR is an applicable Interest Rate Basis: a day that is all of:
                           (x) a TARGET Business Day; (y) a New York Business Day; and (z) a London Business Day.

         "Principal Financial Center" means:

                  1. the capital city of the country issuing the Specified Currency except that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Sydney and Melbourne, Toronto, Frankfurt, Amsterdam, Johannesburg and Zurich, respectively, or

                  2. the capital city of the country to which the Index Currency relates, except that with respect to United States dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, South African rand and Swiss francs, the Principal Financial Center will be the City of New York, Toronto, Frankfurt, Amsterdam, London, Johannesburg and Zurich, respectively.

         "Index Currency" means the currency for which LIBOR will be calculated as specified above. If no currency is specified, the Index Currency will be U.S. dollars.

         "Specified Currency" means the currency in which a particular Note is denominated (or, if the currency is no longer legal tender for the payment of public and private debts, any other currency of the relevant country which is then legal tender for the payment of such debts).

         "London Banking Day" means any day on which commercial banks are open for business (including dealings in the specified Index Currency) in London.

         DETERMINATION OF CD RATE. If an Interest Rate Basis for this Note is the CD Rate, as indicated above, the CD Rate shall be determined on the applicable Interest Determination Date (a "CD Rate Interest Determination Date"), as the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15 (519) (as defined below) under the heading "CDs (secondary market)", or, if such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be the rate for negotiable United States dollar certificates of deposit of the Index Maturity specified above as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (Secondary Market"). If the rate in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on the applicable CD

Rate Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable CD Rate Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in the City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable certificates of deposits with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate determined on the applicable CD Rate Interest Determination Date shall be the CD Rate in effect on such CD Rate Interest Determination Date.

         "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

         "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

         CMT RATE NOTES. If an Interest Rate Basis for this Note is the CMT Rate, the CMT rate shall be determined on the related Interest Determination Date (a "CMT Rate Interest Determination Date"), as the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for: (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified above, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in
H.15 (519). If the rate referred to in the preceding sentence is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the applicable CMT Rate Interest Determination Date with respect to the applicable Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15 (519). If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity, as the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in the City of New York (each, a "Reference Dealer"), which may include the Calculation Agent or its affiliates, selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent after eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year and in a principal amount that is representative for a single transaction in that market at that time. If three or four and not five of the Reference Dealers are quoting as referred to in the preceding sentence, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent as the arithmetic mean of the bid prices obtained and neither the highest nor lowest of the quotes will be eliminated. If the Calculation Agent cannot obtain three such Treasury Note quotations as referred to in the preceding sentence, the CMT Rate for the applicable CMT Interest Determination Date will be calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable CMT Rate Interest Determination Date of three Reference Dealers in the City of New York selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent after eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in that market at that time. If three or four and not five of such Reference Dealers are quoting as described in the preceding sentence, then the CMT Rate for the applicable CMT Rate Interest Determination Date will be calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers as selected as aforesaid by the Calculation Agent are quoting as described above, the CMT Rate will be the rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

         "Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc. or any successor service on the page designated above or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15 (519). If no such page is specified above, the Designated CMT Telerate Page shall be 7052.

         "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities either 1, 2, 3, 5, 7, 10, 20, or 30 years specified above with respect to which the CMT Rate will be calculated. If no such maturity is specified above, the Designated CMT Maturity Index shall be 2 years.

         DETERMINATION OF COMMERCIAL PAPER RATE. If an Interest Rate Basis for this Note is the Commercial Paper Rate, as indicated above, the Commercial Paper Rate shall be determined on the applicable Interest Determination Date (a "Commercial Paper Rate Interest Determination Date"), as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published in H.15 (519) under the heading "Commercial Paper - Nonfinancial". If such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate will be the Money Market Yield on the applicable Commercial Paper Interest Determination Date of the rate for commercial paper having the Index Maturity specified above published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the caption "Commercial Paper--Nonfinancial". If the rate in the preceding sentence is not published by 3:00 P.M., New York City time, on the related Calculation Date in either
H.15 (519) or H.15 Daily Update, then the Commercial Paper Rate for the applicable Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in the City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent for commercial paper having the Index Maturity specified above placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized securities rating organization; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined on the applicable Commercial Paper Rate Interest Determination Date shall be the rate in effect on such Commercial Paper Rate Interest Determination Date.

         "Money Market Yield" shall be a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                  Money Market Yield =     D X 360          x 100
                                      -----------------
                                         360-(D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         ELEVENTH DISTRICT COST OF FUNDS RATE. If an Interest Rate Basis for this Note is the Eleventh District Cost of Funds Rate, as indicated above, the Eleventh District Cost of Funds Rate shall be determined on the applicable Interest Determination Date (an "Eleventh District Cost of Funds Rate Interest Determination Date"), and shall be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Eleventh District Cost of Funds Rate Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. or any successor service on page 7058 or any other page as may replace the specified page on that service ("Telerate Page 7058") as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on the applicable Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding for the applicable Eleventh District Cost of Funds Rate Interest Determination Date; if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such applicable Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

         DETERMINATION OF FEDERAL FUNDS RATE. If an Interest Rate Basis for this Note is the Federal Funds Rate, as indicated above, the Federal Funds Rate shall be determined on the applicable Interest Determination Date (a "Federal Funds Rate Interest Determination Date"), as the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 (519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. or any successor service on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120") or, if such rate does not appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate on the applicable Federal Funds Rate Interest Determination Date will be the rate on the applicable Federal Funds Rate Interest Determination Date for United States dollar federal funds published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate under the heading "Federal Funds (Effective)." If the rate in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Federal Funds Rate for the applicable Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the Calculation Agent and its affiliates, selected by the Calculation Agent prior to 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date; PROVIDED, HOWEVER, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date shall be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

         DETERMINATION OF LIBOR. If an Interest Rate Basis for this Note is LIBOR, as indicated above, LIBOR will be determined on the applicable Interest Determination Date (a "LIBOR Interest Determination Date"), and will be, either: (a) if "LIBOR Telerate" is specified above, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified above, the rate for deposits in the Index Currency having the Index Maturity designated above commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, that appears on the Designated LIBOR Page specified above as of 11:00 A.M. London time, on such LIBOR Interest Determination Date, or
(b) if "LIBOR Reuters" is specified above, the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated above, commencing on the second London Banking Day immediately following that LIBOR Interest Determination Date, that appear on the Designated LIBOR Page specified above as of 11:00 A.M. London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear (except as provided in the following sentence) on such Designated LIBOR

Page. If the Designated LIBOR Page by its terms provides for only a single rate, then the single rate wil be used.

         With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page, as specified above, LIBOR for the applicable LIBOR Interest Determination Date shall be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified above, commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; if at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in the preceding sentence are provided, LIBOR determined on the applicable LIBOR Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified above under "OTHER PROVISIONS" or in the Addendum) in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in that Principal Financial Center selected by the Calculation Agent for loans in such Index Currency to leading European banks having the Index Maturity specified above and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

         "Designated LIBOR Page" means either:

         1. If "LIBOR Telerate" is designated above or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified above as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page designated above or any page as may replace the designated page on that service or for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency; or

         2. if "LIBOR Reuters" is designated above, the display on the Reuters Monitor Money Rates Service or any successor service on the page designated above or any other page as may replace the designated page on that service for the purpose of displaying the London interbank offered rates of major banks for the applicable Index Currency.

         DETERMINATION OF PRIME RATE. If an Interest Rate Basis for this Note is the Prime Rate, as indicated above, the Prime Rate shall be determined on the applicable Interest Determination

Date (a "Prime Rate Interest Determination Date") as the rate on such Prime Rate Interest Determination Date published in H.15(519) under the heading "Bank Prime Loan." If such rate is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Prime Rate for the applicable Prime Rate Interest Determination Date will be the rate on such Prime Rate Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan." If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate for the applicable Prime Rate Interest Determination Date shall be the rate calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by the banks that appear on the Reuters Screen US PRIME 1 Page (as defined below) as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date, so long as at least four rates appear on the page. If fewer than four rates described in the preceding sentence appear in Reuters Screen US PRIME 1 by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate for the applicable Prime Rate Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in The City of New York selected by the Calculation Agent; PROVIDED, HOWEVER, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

         "Reuters Screen US PRIME1 Page" means the display designated as the "US PRIME 1" page on the Reuters Monitor Money Rates Service or such other page as may replace the US PRIME 1 page on that service or any successor service for the purpose of displaying prime rates or base lending rates of major United States banks.

         DETERMINATION OF TREASURY RATE. If an Interest Rate Basis for this
Note is the Treasury Rate, as specified above, the Treasury Rate shall be determined on the applicable Interest Determination Date (a "Treasury Rate Interest Determination Date") as the rate from the auction held on the applicable Treasury Interest Rate Determination Date ("Auction") of direct obligations of the United States ("Treasury bills") having the Index Maturity specified above under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. or any successor service on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page that may replace page 57 on that service ("Telerate Page 57"). If such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High". If such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills announced by the United States Department of the Treasury. If the rate described in the preceding sentence is not announced by the United States Department of the Treasury, or if the Auction is not held, the

Treasury Rate for the applicable Treasury Rate Interest Determination Date will be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified above published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If the rate described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Treasury Rate Interest Determination Date will be the rate on the applicable Treasury Rate Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If the rate described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate for the applicable Treasury Rate Interest Determination Date will be the rate on such Treasury Rate Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Treasury Rate Interest Determination Date, of three primary United States government securities dealers, which may include the Calculation Agent or its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

         "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

           Bond Equivalent Yield =             D x N        x 100
                                        ------------------
                                           360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Notwithstanding anything to the contrary contained herein or in the Indenture, for purposes of determining the rights of a Holder of a Note for which the principal thereof is determined by reference to the price or prices of specified commodities or stocks, interest rate indices, interest or exchange rate swap indices, the exchange rate of one or more specified currencies relative to another currency or such other price, exchange rate or other financial index or indices as specified above (a "Principal Indexed Note"), in respect of voting for or against amendments to the Indenture and modifications and the waiver or rights thereunder, the principal amount of any such Principal Indexed Note shall be deemed to be equal to the face amount thereof upon issuance. The method for determining the amount of principal payable at Maturity on a Principal Indexed Note will be specified in an attached Addendum.

         Any provision contained herein with respect to the determination of an Interest Rate Basis, the specification of Interest Rate Basis, calculation of the Interest Rate applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto and references herein to "this Note," "hereof," "herein," "as specified above" or similar language of like import shall also be references to any such Addendum.

         Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

         At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

                                           TOYOTA MOTOR CREDIT CORPORATION



                                           By:
                                              -------------------------------
                                                  George E. Borst
                                                  Senior Vice President
                                                  and General Manager

Attest:



By:
    ----------------------------
       Robert Pitts
       Secretary



CERTIFICATE OF AUTHENTICATION

This is one of the Securities
of the series designated therein
referred to in the within-mentioned
Indenture.



By:                                 Dated:
    ----------------------------          -------------------
       Authorized Officer

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms and at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

-----------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$
 -------------------------   --------------------------------------------------
                             NOTICE: The signature on this Option to Elect
Date:                        Repayment must correspond with the name as written
     ---------------------   upon the face of this Note in every particular,
                             without alteration or enlargement or any change whatever.

                            ASSIGNMENT/TRANSFER FORM
                            ------------------------


         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)
                                                                   ------------

-------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

-------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                             attorney to transfer said Note on the
           ---------------------------
books of the Company with full power of substitution in the premises.



Dated:
      ------------------            ----------------------------------

         NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                  ABBREVIATIONS


                  The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM - as tenants in common

        UNIF  GIFT MIN ACT--..................Custodian........................
                                  (Cust)                        (Minor)

                        Under Uniform Gifts to Minors Act

               ...................................................

                                     (State)

               TEN ENT - as tenants by the entireties

               JT TEN - as joint tenants with right of survivorship and not as tenants in common



     Additional abbreviations may also be used though not in the above list.